                                                                    EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.

                              LIST OF SUBSIDIARIES

                                           Jurisdiction of
       Name of Subsidiary                   Incorporation           Ownership Percentage
       ------------------                  ---------------          --------------------
Trident Microsystems (Far East) Ltd.    Cayman Islands, B.W.I.              100%


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